EXHIBIT 99.1


                       IN THE UNITED STATES DISTRICT COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION

MOTIENT CORPORATION,                  ss.
                                      ss.
      Plaintiff,                      ss.
                                      ss.
v.                                    ss.            CIVIL ACTION NO.
                                      ss.            ----------------
JAMES D. DONDERO,                     ss.
                                      ss.
       Defendant.                     ss.


                         PLAINTIFF'S ORIGINAL COMPLAINT
                         ------------------------------


            Plaintiff Motient Corporation ("Motient" or "Plaintiff") hereby files this Complaint against Defendant James D. Dondero ("Dondero") and respectfully states as follows:

                                  INTRODUCTION
                                  ------------

         1. This action arises out of the efforts of James Dondero--a selfish and self- interested director of Motient--to mislead Motient's shareholders into delivering control of Motient to Dondero and his affiliates through false, misleading, and incomplete public statements intended to influence their decisions with respect to significant corporate matters. By undertaking this conduct, Dondero has not complied with the provisions of the Securities Exchange Act of 1934 and the rules promulgated thereunder that govern the solicitation of proxies. These proxy solicitation rules are designed to protect shareholders from solicitation for votes by the dissemination of false or misleading information, and establish mandatory procedures and requirements for anyone--including a shareholder and dissident director such as Dondero--who



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seeks to induce action by other shareholders. In blatant violation of these rules, Dondero has embarked upon a course of action that includes a disguised proxy solicitation, in which--by publishing false, misleading, and selective information to the investing public--he seeks to condition the shareholders who will ultimately vote on actions that he intends to initiate. Absent relief from this Court, Motient and its shareholders will suffer irreparable harm for which there is no adequate remedy at law. Accordingly, Motient brings this action seeking a declaration that Dondero's conduct violates the proxy solicitation rules and to enjoin further violations on his part.

                                     PARTIES
                                     -------

         2. Motient. Motient, a Delaware corporation with its principal place of business in Illinois, is a nationwide provider of terrestrial wireless data solutions for Fortune 500 and other companies.

         3. Dondero. Defendant James D. Dondero is a citizen of the State of Texas and, on information and belief, resides in Dallas County, Texas. Dondero may be served with process by delivering a copy of the summons, with a copy of the complaint attached thereto, to his designated place of business: James Dondero, Highland Capital Management, L.P., 13455 Noel Road, Ste. 1300, Dallas, Texas 75240.

                             JURISDICTION AND VENUE
                             ----------------------

         4. The claims asserted herein arise under 15 U.S.C. ss. 78n and the rules and regulations promulgated thereunder. According, this court has federal-question jurisdiction over the action pursuant to 15 U.S.C. ss. 78aa and 28 U.S.C. ss. 1331. Further, the parties to this action are citizens of different states. According, this Court also has diversity jurisdiction over the action pursuant to 28 U.S.C. ss. 1332.

         5. Venue is proper in this judicial district pursuant to 28 U.S.C. ss. 1391 and 15 U.S.C. ss. 78aa. The claims asserted herein arose in this District, and one or more of the acts and transactions complained of have occurred,



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are occurring, and unless enjoined, will continue to occur in this District.

         6. This Court has personal jurisdiction over Dondero because Dondero is a resident of the State of Texas and transacts business within the State of Texas.

         7. There is an actual controversy between the parties as to which declaratory judgment is appropriate.

                               FACTUAL BACKGROUND
                               ------------------

         8. Motient's Business. Motient is one of the oldest and most respected wireless data providers in the nation. By, among other things, providing access to multiple networks platforms, Motient simplifies the wireless experience for application providers, hardware vendors, and customers.

         9. Motient's Interest in TerreStar and MSV. Motient is also the controlling shareholder of TerreStar Networks Inc. ("TerreStar"), a development-phase satellite communications company, and a minority shareholder of Mobile Satellite Ventures, LP ("MSV"), an established satellite communications company. TerreStar and MSV are both in the process of developing next-generation hybrid networks that plan to provide ubiquitous wireless service by integrating land-based towers and powerful satellites. These new networks will deliver services to standard wireless devices everywhere in North America.

         10. Motient's Board. Motient's Board of Directors (the "Board") is comprised of seven members. Such members have backgrounds in a number of industries, including communications, law, and banking and lending. Collectively, they bring to Motient many years of experience as company executives and members of various other boards of directors.



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         11. Dondero's Business. Although Dondero also serves as a member of
Motient's Board, Dondero's primary business is acting as President of Highland Capital Management, L.P. ("Highland"). In addition to serving as Highland's President, Dondero is also Highland's majority (75%) owner and the sole director and shareholder of Highland's general partner, Strand Advisors, Inc. Highland manages several subsidiary investment funds that each also list Dondero as their President. Dondero is also designated as the "ultimate parent entity" for all Highland-affiliated investment funds.

         12. Highland describes itself as a "distressed investment manager" and further describes its business as "brandish[ing] its saber on a financial crusade that focuses on credit and special situation investing." Highland claims to manage more than $14 billion in assets and has been referenced in at least one trade publication as the world's second biggest manager of leveraged loans.

         13. Prior to 2002, through one or more of his investment funds, Dondero purchased approximately $33 million (face value), or approximately ten percent, of Motient's outstanding high-yield debt. Shortly thereafter, because of an inability to pay interest on its high-yield debt, Motient filed for bankruptcy protection and underwent a reorganization. In 2002, as part of Motient's reorganization, Dondero's debt investment in Motient was converted to equity and Dondero was named to Motient's Board. Since then, Dondero has grown increasingly hostile to Motient's Board and management.

         14. Dondero has made a number of public statements disparaging Motient's Board and management in an apparent effort to sway Motient's shareholders to support his efforts to gain control of Motient and to thwart an exchange offer and other corporate actions that Dondero apparently believes are not in his personal pecuniary interest.



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For example, in an amendment to his Schedule 13D, filed on September 7, 2005,
(the "September 13D") Dondero accused several of members of Motient's Board and management of improper conduct including self dealing and breaching their fiduciary duties. Such statements are materially false and misleading.

         15. Next, on September 29, 2005, in another amendment to his Schedule 13D (the "Second September 13D"), Dondero disparaged Motient's management and Board, and made false statements about a proposed transaction that was approved by all Board members except Dondero. The transaction at issue involves an opportunity to consolidate or "roll-up" MSV and TerreStar into Motient (the "Roll-Up Transaction"), which, after careful consideration, was unanimously approved by all of Motient's Board members except Dondero.

         16. In the Second September 13D, Dondero accused Motient's management of, among other things, engaging in a "scheme to undercut the value of Motient to its current stockholders and to line the pockets of certain insiders and fiduciaries through transactions that are not arm's length and that involve conflicts of interest, self-dealing and breaches of fiduciary duties."

         17. Such statements are objectively false, as verified by a recent comprehensive, independent investigation conducted by the Board's audit committee.

         18. Critically, Dondero's Second September 13D also concludes that "it is evident that the proposed transaction is a bad deal for Motient and its stockholders."

         19. In drawing that conclusion, Dondero made a number of objectively false and misleading statements in the September 13D. Specifically, Dondero stated in part as follows:

                  The proposed deal impliedly values the combined L-Band at approximately $2.7 billion (or approximately $0.40 MHz POP, according to industry publications) and the combined S-Band at approximately $0.5 billion (or approximately $0.22 MHz POP, according to industry publications). We believe,



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                  however, that based upon our review of market comparables and industry data the valuation above significantly overvalues the L-Band and significantly undervalues the S-Band. Given that Motient currently owns approximately 61% of the S-Band and approximately 49% of the L-Band, we believe that the inaccurate valuation described above will result in dramatically skewed exchange ratios among the parties in the proposed transaction. Specifically, we believe that the excess Motient shares provided to MSV stockholders in the proposed transaction will materially and irreparably dilute existing Motient stockholders and, at the same time, in value and potential appreciation to MSV stockholders. Moreover, the proposed issuance of approximately 93 million shares of Motient Common Stock represents a greater number of shares than are currently outstanding (approximately 71 million shares), and thus effectively results in a sale of a majority interest of the company at a disadvantageous price to Motient's existing stockholders.

                  Be advised that Highland has retained a valuation firm that recently testified before Congress regarding the value of spectrum. Their preliminary analysis indicates that the L-Band is a less valuable spectrum than the S-Band because of potential interference and other technical considerations. Thus, if the S-Band and L-Band were properly valued and the exchange ratios were set accordingly, following the transaction, we believe that current Motient stockholders, not MSV stockholders, would obtain control of the combined companies because of their current large ownership position in the S-Band. Instead, current Motient stockholders would own approximately 43% or less of the combined entities. We believe that such a transaction could not be in the best interests of existing Motient stockholders.

                  In addition, the 8-K raises the following questions: Why is Motient willing to give up majority control of the S-Band, which is its most valuable and liquid asset, at a low valuation in a transaction in which it will become a minority stockholder in a new company that it will not control? This is even stranger given that the Form 8-K and press release state that the new company intends to then spin-off the S-Band assets to Motient stockholders. The net of the proposal will be that before the proposed transaction, Motient stockholders would own approximately 61% of the S-Band; after the deal, they will own approximately 43% or less of the S-Band, which interest would then be spun off to Motient stockholders. Why is Motient willing to pay a premium to MSV for the L-Band when MSV has no audited financials and no access to the public markets other than through Motient? Does the fact that Jared Abbruzzese and Gerald Kittner are directors of MSV's general partner play any role in this decision? Is this another conflict of interest? Both Abbruzzese and Kittner



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


                  are defendants in Highland's lawsuit filed on behalf of Motient that accuses them of prior conflicts of interest, self-dealing and breaches of fiduciary duty. Is this more of the same? Why doesn't Motient explore a transaction that truly does simplify the ownership structure of the L-Band and S-Band (its supposed purpose), such as selling the L-Band to MSV at the value implied by the proposed deal and buying the minority S-Band interests at the implied value?

         20. Such statements were materially false and calculated to mislead shareholders. For example, the supposed implied valuations of the combined L-Band and S-Band are inconsistent with the actual valuations placed on the two assets by Motient's management and consultants and shared with Dondero in meetings of the Board of Directors. Dondero's claim that the Roll-Up Transaction would "transfer hundreds of millions of dollars in value and potential appreciation to MSV stockholders" is insupportable even under the valuations submitted to the Board by Dondero's hired consultant. Dondero's hired consultant did not definitively determine or report--as Dondero asserted--that the L-Band is inherently less valuable than the S-Band, whether because of interference or otherwise. If the Roll-Up Transaction is approved and consummated, Motient's current shareholders will still own a majority of Motient's capital stock, rather than 43% as Dondero claimed. Also, MSV does in fact have audited financial statements, as even Dondero has been forced to admit in a subsequent filing with the SEC.

         21. On October 11, 2005, Dondero filed another amendment to his SEC
Schedule 13D (the "October 13D"). In the October 13D, Dondero continued to make materially false and misleading statements to Motient's shareholders. Specifically, the October 13D accused Motient's management and Board of a lack of "robust evaluation and due diligence" in connection with Motient's decision



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


to recommend the proposed Roll-Up Transaction to its shareholders. Such statement is objectively and materially false and misleading. In fact, Motient's management and Board have engaged in an extensive and thorough evaluation of the proposed Roll-Up Transaction, including engaging valuation experts and other consultants, and inviting Dondero, his analysts, and his hired consultants to present their opinions and views to the Board and giving careful consideration thereto. Dondero, of course, was aware of the careful process that has been followed by the Board in consideration of the proposed Roll-Up Transaction, since he has participated in (or declined the opportunity to join) the discussions and has made his own presentation to the Board with his hired consultants.

         22. The October 13D also purports to inform Motient shareholders that the proposed Roll-Up Transaction "undervalues TerreStar and overvalues MSV" and that "the deal, as currently structured, is detrimental to existing Motient shareholders." The October 13D also purports to warn Motient shareholders that Motient's evaluation of the proposed MSV Roll-Up "is being controlled by persons with interests that are not aligned with those of [Motient] stockholders." Finally, in the October 13D, Dondero also states that he is considering seeking "possible changes in the present Board of Directors and management of the Company."

         23. Dondero is improperly using his false and misleading 13Ds to marshall shareholder opposition to the Roll-Up Transaction and the exchange offer, to obtain votes to remove Motient's other directors, and to obtain control of Motient. As such, each of the 13Ds constitute improper, disguised proxy solicitations under 15 U.S.C. ss. 78n(a).

         24. Next, on October 14, 2005, Dondero filed yet another amendment to his SEC Schedule 13D (the "Second October 13D"). The Second October 13D accuses Motient's audit committee of failing to conduct a proper investigation into, in Dondero's words, "various allegations that I have asserted against other Board


PLAINTIFF'S ORIGINAL COMPLAINT
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members, consultants to Motient and third parties" concerning "the apparent conflicts of interest, fiduciary lapses and excessive payments that are sprinkled throughout this company's history over the past two years" and refers to the audit committee as a "kangaroo court." Moreover, Dondero also refers to the Board's attempted good-faith investigation into Dondero's recent, unsanctioned telephone calls to major Motient investors as a meritless "half-baked investigation."

         25. Such statements are materially false and misleading. In fact, the audit committee has spent substantial time and incurred significant expense in retaining outside counsel to investigate Dondero's unfounded allegations. Mr. Dondero is aware of the audit committee's careful efforts to thoroughly investigate his claims, in part because of the committee's repeated--and largely unsuccessful--requests that Dondero substantiate such claims. In addition, Mr. Dondero--who has admitted initiating calls to Motient shareholders even as he denigrates their effect--is further aware that the investigation into his conduct by the nominating committee is a serious one, hindered only by his entire lack of cooperation therein.

         26. Like the October 13D, the Second October 13D also includes Dondero's announcement that he might seek changes to Motient's Board and management, and that he "may communicate with other stockholders concerning such matters." In fact, in the Second October 13D, Dondero (on behalf of himself and all of the Highland funds for which he serves as President and "ultimate parent entity") describes his intentions as follows:

                  We believe strongly in Motient's business and its prospects, but we no longer believe in Motient's current leadership. In fact, we believe that Motient is being harmed by its current management and Executive Committee to the detriment of its stockholders, including Highland, and that these fiduciary lapses should be rectified. After years of trying to work with this management team through one disagreement after another, we decided to shift our strategy to one that more forcefully seeks to rectify the



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                  inappropriateness of this Board's past actions and to prevent future actions that conflict with the best interests of Motient stockholders.

         27. Dondero is improperly using his false and misleading 13Ds to marshall shareholder opposition to the Roll-Up Transaction and the exchange offer, to obtain votes to remove Motient's other directors, and to obtain control of Motient. As such, each of the 13Ds constitute improper, disguised proxy solicitations under 15 U.S.C. ss. 78n(a).

         28. Moreover, the total effect of all of Dondero's 13D filings has driven down Motient's stock price by several dollars per share. When viewing his public, objectively false statements in the context of the Second October 13D, which includes Dondero's announcement that he intends to acquire additional shares of Motient stock, it appears that Dondero, by manipulating Motient's stock price in this manner, possibly intends to acquire additional shares of Motient stock at a low price to further his improper, disguised proxy solicitations.

                                CAUSES OF ACTION
                                ----------------

                                    COUNT ONE

                  (Violation of 15 U.S.C. ss. 78n(a) and Rule 14a-3 Promulgated Thereunder - Solicitation of Shareholder Votes for a Change in Board of Directors and Management)

         29. Motient repeats and realleges paragraphs 1 through 28 as if set forth herein.

         30. Dondero's September 13D, Second September 13D, October 13D, and Second October 13D (collectively the "13Ds") constitute solicitations for shareholder votes for a change in Motient's Board of Directors and management subject to Regulation 14A, 17 C.F.R. ss. 240.14a-1 et seq.

         31. Prior to making these solicitations, Dondero failed to provide Motient's shareholders with any of the disclosures required by 17 C.F.R. ss. 240.14a-3, including a preliminary or definitive written proxy statement.



PLAINTIFF'S ORIGINAL COMPLAINT
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


These actions constitute a violation of 15 U.S.C. ss. 78n(a).

         32. Motient and its shareholders will suffer irreparable harm if Dondero continues to make solicitations in violation of Rule 14a-3. Motient and its shareholders will forever be deprived of their right to make a fully informed decision based on accurate information with respect to appointment of Motient's Board of Directors and management. The injury to Motient outweighs any injury that Dondero might suffer as a result of the preliminary and permanent injunctions requested in this Complaint. The preliminary and permanent injunctions sought by Motient will serve the public interest by preventing Dondero from violating the federal securities laws and regulations.

                                   COUNT TWO

                  (Violation of 15 U.S.C. ss. 78n(a) and Rule 14a-6 Promulgated Thereunder - Solicitation of Shareholder Votes for a Change in Board of Directors and Management)

         33. Motient repeats and realleges paragraphs 1 through 32 as if set forth herein.

         34. Dondero's 13Ds constitute solicitations for shareholders votes for a change in Motient's Board of Directors and management subject to Regulation 14A, 17 C.F.R. ss. 240.14a-1 et seq.

         35. Prior to making these solicitations, Dondero failed to provide the Securities and Exchange Commission with copies of a preliminary proxy statement in violation of 17 C.F.R. ss. 240.14a-6. These actions constitute a violation of 15 U.S.C. ss. 78n(a).

         36. Motient and its shareholders will suffer irreparable harm if Dondero continues to make solicitations in violation of Rule 14a-6. Motient and its shareholders will forever be deprived of their right to make a fully



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informed decision based on accurate information with respect to appointment of
Motient's Board of Directors and management. The injury to Motient outweighs any injury that Dondero might suffer as a result of the preliminary and permanent injunctions requested in this Complaint. The preliminary and permanent injunctions sought by Motient will serve the public interest by preventing Dondero from violating the federal securities laws and regulations.

                              COUNT THREE

                  (Violation of 15 U.S.C. ss. 78n(a) and Rule 14a-9 Promulgated Thereunder - Solicitation of Shareholder Votes for a Change in Board of Directors and Management)


         37. Motient repeats and realleges paragraphs 1 through 36 as if set forth herein.

         38. Dondero's 13Ds constitute solicitations for shareholders votes for a change in Motient's Board of Directors and management subject to Regulation 14A, 17 C.F.R. ss. 240.14a-1 et seq.

         39. Dondero's 13Ds contain statements which, at the time and in the light of circumstances under which they were made, were false or misleading with respect to several material facts. The 13Ds include, inter alia, material which directly and indirectly impugns character, integrity or personal reputation and makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation.

         40. These misstatements were material and there is a substantial likelihood that a reasonable shareholder would consider the misstatements important in deciding how to vote.

         41. Dondero either made these statements with an intent to deceive or acted negligently in making these statements.

         42. The issuance of the 13Ds has caused injury to Motient.



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         43. Issuance of the 13Ds constitutes a violation of 17 C.F.R. ss.
240.14a-9 and 15 U.S.C. ss. 78n(a).

         44. Motient and its shareholders will suffer irreparable harm if Dondero continues to make solicitations in violation of Rule 14a-9. Motient and its shareholders will forever be deprived of their right to make a fully informed decision based on accurate information with respect to appointment of Motient's Board of Directors and management. The injury to Motient outweighs any injury that Dondero might suffer as a result of the preliminary and permanent injunctions requested in this Complaint. The preliminary and permanent injunctions sought by Motient will serve the public interest by preventing Dondero from violating the federal securities laws and regulations.

                                   COUNT FOUR

                  (Violation of 15 U.S.C. ss. 78n(a) and Rule 14a-3 Promulgated Thereunder - Solicitation of Shareholder Votes Against the Roll-Up Transaction)

         45. Motient repeats and realleges paragraphs 1 through 44 as if set forth herein.

         46. Dondero's 13Ds constitute solicitations for shareholder votes against the Roll-Up Transaction subject to Regulation 14A, 17 C.F.R. ss. 240.14a-1 et seq.

         47. Prior to making these solicitations, Dondero failed to provide Motient's shareholders with any of the disclosures required by 17 C.F.R. ss. 240.14a-3, including a preliminary or definitive written proxy statement. These actions constitute a violation of 15 U.S.C. ss. 78n(a).

         48. Motient and its shareholders will suffer irreparable harm if Dondero continues to make solicitations in violation of Rule 14a-3. Motient and its shareholders will forever be deprived of their right to make a fully



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informed decision based on accurate information with respect to the Roll-Up
Transaction. The injury to Motient outweighs any injury that Dondero might suffer as a result of the preliminary and permanent injunctions requested in this Complaint. The preliminary and permanent injunctions sought by Motient will serve the public interest by preventing Dondero from violating the federal securities laws and regulations.

                                   COUNT FIVE

                  (Violation of 15 U.S.C. ss. 78n(a) and Rule 14a-6 Promulgated Thereunder - Solicitation of Shareholder Votes Against the Roll-Up Transaction)

         49. Motient repeats and realleges paragraphs 1 through 48 as if set forth herein.

         50. Dondero's 13Ds constitute solicitations for shareholders' votes against the Roll-Up Transaction subject to Regulation 14A, 17 C.F.R. ss. 240.14a-1 et seq. 51. Prior to making these solicitations, Dondero failed to provide the Securities and Exchange Commission with copies of a preliminary proxy statement in violation of 17 C.F.R. ss. 240.14a-6. These actions constitute a violation of 15 U.S.C. ss. 78n(a).

         52. Motient and its shareholders will suffer irreparable harm if Dondero continues to make solicitations in violation of Rule 14a-6. Motient and its shareholders will forever be deprived of their right to make a fully informed decision based on accurate information with respect to the Roll-Up Transaction. The injury to Motient outweighs any injury that Dondero might suffer as a result of the preliminary and permanent injunctions requested in this Complaint. The preliminary and permanent injunctions sought by Motient will serve the public interest by preventing Dondero from violating the federal securities laws and regulations.



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                                    COUNT SIX

                  (Violation of 15 U.S.C. ss. 78n(a) and Rule 14a-9 Promulgated Thereunder - Solicitation of Shareholder Votes Against the Roll-Up Transaction)

         53. Motient repeats and realleges paragraphs 1 through 52 as if set forth herein.

         54. Dondero's 13Ds constitute solicitations for shareholders votes against the Roll-Up Transaction subject to Regulation 14A, 17 C.F.R. ss. 240.14a-1 et seq.

         55. Dondero's 13Ds contain statements which, at the time and in the light of circumstances under which they were made, were false or misleading with respect to several material facts. The 13Ds include, inter alia, material which directly and indirectly impugns character, integrity or personal reputation and makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation.

         56. These misstatements were material and there is a substantial likelihood that a reasonable shareholder would consider the misstatements important in deciding how to vote.

         57. Dondero either made these statements with an intent to deceive or acted negligently in making these statements.

         58. Issuance of the 13Ds constitutes a violation of 17 C.F.R. ss. 240.14a-9 and 15 U.S.C. ss. 78n(a).

         59. The issuance of the 13Ds has caused an injury to Motient.

         60. Motient and its shareholders will suffer irreparable harm if Dondero continues to make solicitations in violation of Rule 14a-9. Motient and its shareholders will forever be deprived of their right to make a fully informed decision based on accurate information with respect to the Roll-Up Transaction. The injury to Motient outweighs any injury that Dondero might suffer as a result of the preliminary and permanent injunctions requested



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in this Complaint. The preliminary and permanent injunctions sought by Motient will serve the public interest by preventing Dondero from violating the federal securities laws and regulations.

         61. Alternatively, Motient and its shareholders have suffered monetary damages as a result of Dondero's actions. Dondero's material false and misleading statements resulted in a drop of Motient's stock price. Dondero's misrepresentations also may have resulted in lost business opportunities.

                          RULE 7.1 DISCLOSURE STATEMENT
                          -----------------------------

         62. Pursuant to Federal Rule of Civil Procedure 7.1, Motient hereby discloses that it has no parent corporation and that no publicly held corporation owns 10% or more of its stock.

                             REQUEST FOR JURY TRIAL
                             ----------------------

         63. Motient requests a trial by jury on the issues in this case.

                                     PRAYER
                                     ------

         Motient seeks the following preliminary and permanent relief:

         (a) An injunction enjoining Dondero from issuing further statements concerning Motient's Board of Directors and management prior to making the disclosures required by Rules 14a-3 and 14a-6;

         (b) An injunction enjoining Dondero from issuing further statements concerning the Roll-Up Transaction prior to making the disclosures required by Rules 14a-3 and 14a-6;

         (c) An injunction enjoining Dondero from making further statements concerning Motient's Board of Directors and management in violation of the Rule 14a-9;

         (d) An injunction enjoining Dondero from making further statements concerning the Roll-Up Transaction in violation of the Rule 14a-9;

         (e)      Actual damages;

         (f) Attorney's fees, costs, and expenses incurred by Motient in connection with this action;



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         (g) Prejudgment and postjudgment interest;

         (h) All other relief that the court deems appropriate.

Dated: October 19, 2005.

                                      Respectfully submitted,


                                                      /s/ T. Ray Guy
                                      ------------------------------------------
                                      T. Ray Guy
                                      State Bar No. 08648500
                                      Robert R. Summerhays
                                      State Bar No. 00791759
                                      Nicole S. Gambrell
                                      State Bar No. 24012670
                                      Paige Holden Montgomery
                                      State Bar No. 24037131

                                      WEIL, GOTSHAL & MANGES LLP
                                      200 Crescent Court, Suite 300
                                      Dallas, Texas 75201-7830
                                      Telephone: (214) 746-7700
                                      Facsimile: (214) 746-7777

                                      ATTORNEYS FOR PLAINTIFF
                                      MOTIENT CORPORATION











PLAINTIFF'S ORIGINAL COMPLAINT
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                                                                         Page 17